UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CAMDEN LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	83-0479936
(State of incorporation or organization)	(I.R.S. employer identification no.)

500 East Pratt Street, Suite 1200 Baltimore, MD	21202
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. X

Securities Act registration statement file number to which this form relates: 333-143098

Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock and one Common Stock Purchase Warrant

Common Stock, par value $0.0001 per share

Common Stock Purchase Warrant

Item 1.  Description of Registrant's Securities to be Registered.

A description of securities registered hereby is set forth in the registration statement on Form S-1 (Registration No.  333-143098), filed with the Securities and Exchange Commission on May 18, 2007, as amended from time to time (the “Registration Statement”) and is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.  Exhibits

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

EXHIBIT INDEX*

Exhibit Number	Description

3.1	Certificate of Incorporation*

3.2	Form of Amendment and Restated Certificate of Incorporation*

3.3	By-Laws*

4.1	Specimen Certificate of Unit*

4.2	Specimen Certificate of Common Stock*

4.3	Specimen Certificate of Warrant*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*

4.5	Form of Unit Purchase Option Agreement between Registrant and Morgan Joseph & Co. Inc.*

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CAMDEN LEARNING CORPORATION

Dated: November 19, 2007	By:	/s/ David L. Warnock
Name: David L. Warnock
Title: Chairman, President and Chief Executive Officer